Exhibit 10.1

SUPPORT AND STANDBY PURCHASE AGREEMENT

This SUPPORT AND STANDBY PURCHASE AGREEMENT (this “Agreement”) is made and entered into on November 26, 2024, by and among Mark Tkach (“Tkach”), William Coulter (“Coulter” and, together with Tkach, the “Support Purchasers”) and Stone House Capital Management, LLC, a Delaware limited liability company (the “Standby Purchaser” and, collectively with the Support Purchasers, the “Purchasers”), and RumbleOn, Inc., a Nevada corporation (the “Company”).

RECITALS

WHEREAS, on November 11, 2024, each of the Purchasers and the Company entered into a binding term sheet for a fully backstopped rights offering (the “Term Sheet”) to be conducted by the Company;

WHEREAS, pursuant to and in connection with the Term Sheet, the Company proposes to distribute, at no charge, to each holder of record of the Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), of the Company and the Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”), of the Company as of November 25, 2024 (the “Record Date”) (and any holders of warrants issued by the Company entitled to receive the same) non-transferable rights (the “Subscription Rights”) to subscribe for and purchase shares of Class B Common Stock (the “Rights Offering”);

WHEREAS, the Company desires to raise cash proceeds in the aggregate amount of approximately $10,000,000 in connection with the Rights Offering;

WHEREAS, in connection with the Rights Offering, holders of the Company’s Class A Common Stock and Class B Common Stock of record as of the Record Date (and any holders of warrants issued by the Company entitled to receive the same) will receive one Subscription Right for each share of Class A Common Stock and Class B Common Stock held by them as of the Record Date;

WHEREAS, each Subscription Right will entitle the holder thereof to purchase the Share Purchase Number (as defined below) of shares of Class B Common Stock (the “Subscription Privilege”) at the Subscription Price (as defined below);

WHEREAS, (i) the subscription price for the Subscription Rights shall be equal to $4.18 per share (the “Subscription Price”), and (ii) the number of shares of Class B Common Stock that the holder of a Subscription Right is entitled to purchase in respect of such Subscription Right (the “Share Purchase Number”) shall be set as nearly as possible to ensure that the total proceeds of the Rights Offering (assuming that all Subscription Rights are exercised) will be equal to (but not exceed) $10,000,000;

WHEREAS, in order to facilitate the Rights Offering, each of the Support Purchasers has agreed and committed to purchase at the Subscription Price, upon the terms and subject to the conditions set forth in this Agreement, all shares of Class B Common Stock available from the full exercise of such Support Purchaser’s (and his affiliates’ and related parties’) pro rata Subscription Rights by fully exercising (and causing his affiliates and related parties to exercise), and not revoking, his (or his affiliates’ or related parties’) respective Subscription Privilege in the Rights Offering (the “Committed Shares”); and

WHEREAS, in order to facilitate the Rights Offering, the Company has offered to the Standby Purchaser the opportunity, and the Standby Purchaser has agreed and committed, to purchase at the Subscription Price, upon the terms and subject to the conditions set forth this Agreement, any shares of Class B Common Stock that (i) are not Committed Shares and (ii) are not otherwise purchased upon exercise of the Subscription Privilege in the Rights Offering (the “Unsubscribed Shares” and such offering, the “Standby Offering”).

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Commitments.

(a) Support Commitment. In connection with the Rights Offering, each Support Purchaser severally (and not jointly) agrees and commits to (and to cause his affiliates and related parties to) exercise in full all of his or its Subscription Rights in full prior to the expiration of the Rights Offering. For the avoidance of doubt, in no event shall the Support Purchasers be required to purchase Committed Shares for an aggregate purchase price in excess of the amount set forth opposite such Support Purchaser’s name on Annex A.

(b) Exercise of Rights. Promptly after the Rights Offering is initiated by the Company, but in no event later than the expiration date thereof, each Support Purchaser shall deliver to the subscription agent a properly completed and executed rights certificate and related subscription documents in respect of the shares subject to the Subscription Rights being exercised pursuant to Section 1(a), together with payment in an amount necessary to purchase such shares of Class B Common Stock subject to the Subscription Rights in accordance with the documentation requested by the subscription agent in connection with the Rights Offering.

(c) Standby Purchase Commitment. If and to the extent any Unsubscribed Shares are not purchased by holders of the Subscription Rights in connection with the Rights Offering, the Standby Purchaser agrees and commits to purchase from the Company and pay for, and the Company agrees to issue, deliver and sell to the Standby Purchaser at the Subscription Price, the Unsubscribed Shares.

(d) Allocation of Unsubscribed Shares. Promptly following the expiration of the Rights Offering, the Company shall determine the number of Unsubscribed Shares. Upon the Company’s determination of the number of Unsubscribed Shares, which shall be deemed to be correct, absent manifest error, the Company shall promptly notify the Standby Purchaser in writing of the number of shares of Class B Common Stock to be purchased by the Standby Purchaser (the “Allocated Shares”).

(e) Closing. The closing of the purchase and sale of the Allocated Shares (the “Closing”) shall take place promptly following the closing of the Rights Offering at the place, time and date to be determined by the Company, which date will be no later than two business days after the closing of the Rights Offering (the “Closing Date”). At the Closing, the Company shall deliver or cause to be delivered to the Standby Purchaser (or its designee) one or more certificates (or evidence of book-entry records) representing the Allocated Shares to be issued to the Standby Purchaser (or its designee), and the Standby Purchaser shall deliver (or cause to be delivered) to the Company, in cash or other immediately available funds, the aggregate Subscription Price relating to the Allocated Shares.

(f) Withdrawal and Termination. The Company may not amend the terms of the Rights Offering or cancel the Rights Offering at any time prior to the expiration date of the Rights Offering for any reason, unless required by applicable law or any governmental authority, without the prior consent of the Purchasers (such consent not to be unreasonably delayed, conditioned or withheld). In the event that the Company withdraws or terminates the Rights Offering pursuant to this Section 3(f), each of the Purchasers’ rights and obligations under this Agreement shall terminate and the Company shall promptly return any payment previously made by such Purchaser, without interest or other income.

(g) Expense Reimbursement. In consideration for each Purchaser’s commitment to purchase his or its Committed Shares or Allocated Shares, as applicable, upon the terms set forth herein, the Company shall promptly reimburse or pay, as the case may be, on the Closing Date, or if this Agreement is terminated prior to the Closing Date, within two (2) business days following such Purchaser’s written request for reimbursement (accompanied by reasonable supporting documentation), the reasonable out-of-pocket costs and expenses incurred by such Purchaser in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby, including reasonable and documented fees and disbursements of counsel to each Purchaser.

Section 2. Certain Agreements of the Purchaser. Each of the Purchasers agrees with the Company that, until such time as the shares of Class B Common Stock to be issued pursuant to this Agreement are (as determined by the Company) no longer subject to restrictions on transfer under the applicable laws referred to in the legend below, the certificates or book-entry notations with respect to such shares shall bear a legend (and the Company’s share register shall bear a notation) substantially to the following effect (it being understood that the Company will, or will direct the transfer agent for the Class B Common Stock to, remove the legend on the certificates at such time as they are no longer subject to such restrictions):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, DELIVERED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO COMPLY WITH ALL SUCH RESTRICTIONS ON TRANSFER.

Section 3. Representations and Warranties of each Purchaser. Each of the Purchasers severally (but not jointly) represents and warrants to the Company as follows:

(a) Formation. In the case of the Standby Purchaser, it has been duly formed and is validly existing as a limited liability company in good standing under the laws of Delaware and has all requisite limited liability company power and authority to carry out the transactions contemplated by this Agreement.

(b) Power and Capacity. Such Purchaser has full legal right and requisite power and capacity to enter into this Agreement and to exercise its rights and to perform its obligations hereunder.

(c) Authorization of Agreement; Enforceability. This Agreement has been (i) in the case of the Standby Purchaser, duly authorized by all necessary limited liability company action on the part of the Standby Purchaser, and (ii) in the case of each Purchaser, duly and validly executed and delivered by such Purchaser. This Agreement is valid, binding and enforceable against such Purchaser in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(d) No Registration. Such Purchaser understands that the shares of Class B Common Stock to be issued pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein or otherwise made pursuant hereto.

(e) Accredited Investor. Such Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(f) Information; Knowledge of Business. Such Purchaser is familiar with the business in which the Company is engaged. Such Purchaser (i) has knowledge and experience in financial and business matters, (ii) is familiar with the investments of the type that he or it is undertaking to purchase, (iii) is fully aware of the risks and uncertainties involved in making an investment of this type and (iv) is capable of evaluating the merits and risks of this investment. Such Purchaser acknowledges that, prior to executing this Agreement, such Purchaser has had the opportunity to ask questions of and receive answers or obtain additional information from a representative of the Company concerning the financial and other affairs of the Company.

(g) Availability of Funds. Such Purchaser has available sufficient unencumbered funds to pay the Subscription Price for his or its Committed Shares or Allocated Shares, as applicable.

(h) Investment Intent. Such Purchaser is acquiring his or its shares of Class B Common Stock for his or its own account with the intention of holding such shares for investment and not with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities laws, and such Purchaser has no present intention of participating, directly or indirectly, in any sale, transfer or other distribution of the shares, except in compliance with applicable securities laws; provided, however, that this representation and warranty does not limit such Purchaser’s right to sell the shares of Class B Common Stock in compliance with applicable federal and state securities laws.

(i) Securities Laws Compliance. The shares of Class B Common Stock offered by this Agreement will not be offered for sale, sold, or otherwise transferred by such Purchaser except pursuant to a registration statement or in a transaction exempt from, or not subject to, registration under the Securities Act and any applicable state securities laws.

(j) No Manipulation or Stabilization of Price. Such Purchaser has not taken and such Purchaser will not take, directly or indirectly, any action designed to or that would constitute, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise, stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of any securities of the Company, and such Purchaser is not aware of any such action taken or to be taken by any person.

Section 4. Representations and Warranties of the Company. The Company represents and warrants to each of the Purchasers as follows:

(a) Existence and Good Standing; Authority. The Company is a corporation validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(b) Authorization of Agreement; Enforceability. This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly and validly executed and delivered by the Company. This Agreement is valid, binding and enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) Due Authorization and Issuance of Shares. All of the shares of Class B Common Stock to be issued pursuant to this Agreement will have been duly authorized for issuance prior to the Closing, and, when issued and distributed in accordance with the terms of this Agreement will be validly issued, fully paid and non-assessable; and none of such shares of Class B Common Stock will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company’s Articles of Incorporation, as amended, the Company’s Amended and Restated Bylaws, as amended, or any material agreement or instrument to which the Company is a party or by which it is bound.

(d) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with, or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of any agreement, indenture or instrument to which the Company is a party or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company or any of its property, which such breach, default, lien, charge or encumbrance could reasonably be expected to have a Material Adverse Effect (as defined below), or (ii) result in a violation of the Company’s Articles of Incorporation, as amended, or the Company’s Amended and Restated Bylaws, as amended. Except as required by the Securities Act, the Exchange Act, and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement by the Company.

(e) SEC Compliance. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) with the Securities and Exchange Commission (the “Commission”) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Material Adverse Change. Since September 30, 2024, except as disclosed in the SEC Reports, there has been no event, occurrence or development that has had or that could reasonably be expected to have (i) a material adverse effect on the business, assets, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, or (ii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i) or (ii), a “Material Adverse Effect”).

(g) No Violation of Corporate Documents. The Company is not in violation of its Articles of Incorporation, as amended, or its Amended and Restated Bylaws, as amended, or in default under any agreement, indenture or instrument to which the Company is a party, the effect of which violation or default has had or would reasonably be expected to have a Material Adverse Effect.

(h) Litigation. Except as disclosed in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company, any subsidiary of the Company or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) that has had or would reasonably be expected to have a Material Adverse Effect.

(i) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated thereby. The Company further acknowledges that the Standby Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by Standby Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated thereby is merely incidental to its purchase of the Allocated Shares.

(j) Disclosure. From and after the time of the filing of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its subsidiaries, or any of their respective officers, directors, employees, affiliates or agents in connection with the transactions contemplated by this Agreement; provided, however, that no representation is made under this provision as to any Support Purchaser. For the avoidance of doubt, the information provided to any Purchaser “in connection with the transactions contemplated by this Agreement” shall not include any information shared or made available to a Purchaser in its capacity as a member of the Company’s Board of Directors (by deputization or otherwise).

Section 5. Conditions to Closing.

(a) Conditions to the Obligations of the Parties. The obligations of the Company and each of the Purchasers to consummate the transactions contemplated hereunder in connection with the Rights Offering and the Standby Offering are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i) the Rights Offering shall have been consummated (or, solely with respect to the Support Purchasers, commenced and not abandoned or terminated) in accordance with the terms and conditions described on Annex B hereto and in the prospectus supplement to be filed by the Company with the Commission in connection with the Rights Offering (the “Prospectus”);

(ii) no judgment, injunction, decree, regulatory proceeding or other legal restraint shall prohibit, or have the effect of rendering illegal, the consummation of the Rights Offering, the Standby Offering or the transactions contemplated by this Agreement;

(iii) from the date hereof to the Closing Date, trading in the Class B Common Stock shall not have been suspended by the Commission or the NASDAQ Stock Market (“NASDAQ”); and

(iv) the Company shall have executed and delivered to the Standby Purchaser that certain registration rights agreement, in substantially the form attached hereto as Exhibit A (the “Registration Rights Agreement”), duly executed by the Company.

(b) Conditions to Company’s Obligations. The obligations of the Company to consummate the transactions contemplated hereunder in connection with the Rights Offering and the Standby Offering are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i) the representations and warranties of each of the Purchasers in Section 3 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made as of such date; and

(ii) each of the Purchasers shall have performed and complied in all material respects with his or its covenants and obligations hereunder.

(c) Conditions to the Obligations of Each Purchaser. The obligations of each of the Purchasers to consummate the transactions contemplated hereunder in connection with the Rights Offering and the Standby Offering, as applicable, are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i) the representations and warranties of the Company in Section 4 shall be true and correct in all material respects (or, to the extent such representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of the date hereof and as of the Closing Date as if made as of such date (unless such representations and warranties are made as of a specific date, in which case they shall be accurate in all material respects (or, to the extent such representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii) the Company shall have performed and complied in all material respects with its covenants and obligations hereunder; and

(iii) the Company shall have delivered to the Standby Purchaser the Registration Rights Agreement, duly executed by the Company

Section 6. Survival. The representations and warranties of the parties contained in this Agreement shall survive the Closing hereunder.

Section 7. Covenants.

(a) SEC Filings. The Company shall file the Prospectus with the Commission as promptly as reasonably practicable after the date hereof. In addition, as soon as reasonably practicable after the Company is advised or obtains knowledge thereof, the Company shall advise each of the Purchasers of (i) the time when any amendment or supplement to the Prospectus has been filed, (ii) the issuance by the Commission of any stop order, or of the initiation or threatening of any proceeding, suspending the effectiveness of the Registration Statement related to the Prospectus (the “Registration Statement”) or any amendment thereto or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, and (iii) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the shares of Class B Common Stock for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for such purpose. The Company shall use its commercially reasonable efforts to prevent the issuance of any such order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as possible.

(b) Information About Purchasers. Each of the Purchasers agrees to furnish to the Company all information with respect to such Purchaser that may be necessary or appropriate and will ensure that any information furnished to the Company for the Prospectus by such Purchaser does not contain any untrue statement of material fact or omit to state a material fact required to be stated in the Prospectus or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Public Announcements. Neither the Company nor any Purchaser shall issue any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party or parties hereto, which consent shall not be unreasonably withheld or delayed, except if such public announcement, statement or other disclosure is required by applicable law or applicable stock market regulations, in which case the disclosing party shall consult in advance with respect to such disclosure with the other parties to the extent reasonably practicable.

(d) NASDAQ Listing. The Company shall cause the shares of Class B Common Stock issued to each of the Purchasers hereunder to be listed on NASDAQ once such shares are (as determined by the Company) no longer subject to restrictions on transfer under the applicable laws referred to in the legend set forth in Section 2.

(e) Indemnification.

(i) From and after the execution of this Agreement, the Company shall indemnify and hold harmless each Purchaser and its affiliates, equity holders, members, partners, general partners, managers, and its and their respective representatives and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and costs and expenses arising out of a claim asserted by a third party (collectively, “Losses”) that any such Indemnified Person may incur or to which any such Indemnified Person may become subject arising out of or in connection with this Agreement, including the Rights Offering, the Standby Offering, the use of the proceeds of the Rights Offering, or any claim, challenge, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, whether or not such proceedings are brought by the Company, affiliates of the Company, the Company’s creditors, the Company’s stockholders or any other person, and reimburse each Indemnified Person upon demand for reasonable documented legal or other third-party expenses incurred in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing, irrespective of whether or not the Rights Offering, the Standby Offering or the transactions contemplated by this Agreement are consummated or whether or not this Agreement is terminated; provided, however, that the foregoing indemnification will not apply to Losses to the extent that they resulted from (a) any breach by such Indemnified Person of this Agreement, or (b) statements or omissions in the Registration Statement or Prospectus made in reliance upon or in conformity with information relating to such Indemnified Person furnished to the Company in writing by or on behalf of such Indemnified Person expressly for use in the Registration Statement or the Prospectus.

(ii) Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, challenge, litigation, investigation or proceeding (an “Indemnified Claim”), such Indemnified Person will, if a claim is to be made hereunder against the Company in respect thereof, notify the Company in writing of the commencement thereof; provided, that (a) the omission to so notify the Company will not relieve the Company from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (b) the omission to so notify the Company will not relieve the Company from any liability that it may have to such Indemnified Person otherwise than on account of this Section 7(e). In case any such Indemnified Claims are brought against any Indemnified Person and it notifies the Company of the commencement thereof, the Company will be entitled to participate therein, and, at its election by providing written notice to such Indemnified Person, the Company will be entitled to assume the defense thereof, with counsel reasonably acceptable to such Indemnified Person; provided, that if the parties (including any impleaded parties) to any such Indemnified Claims include both such Indemnified Person and the Company and based on advice of such Indemnified Person’s counsel there are legal defenses available to such Indemnified Person that are different from or additional to those available to the Company, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Indemnified Claims. Upon receipt of notice from the Company to such Indemnified Person of its election to so assume the defense of such Indemnified Claims with counsel reasonably acceptable to the Indemnified Person, the Company shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof or participation therein (other than reasonable costs of investigation) unless (1) such Indemnified Person shall have employed separate counsel (in addition to any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel representing the Indemnified Persons who are parties to such Indemnified Claims (in addition to one local counsel in each jurisdiction in which local counsel is required)), (2) the Company shall not have employed counsel reasonably acceptable to such Indemnified Person to represent such Indemnified Person within a reasonable time after the Company has received notice of commencement of the Indemnified Claims from, or delivered on behalf of, the Indemnified Person, (3) after the Company assumes the defense of the Indemnified Claims, the Indemnified Person determines in good faith that the Company has failed or is failing to defend such claim and provides written notice of such determination and the basis for such determination, and such failure is not reasonably cured within ten (10) business days of receipt of such notice, or (4) the Company shall have authorized in writing the employment of counsel for such Indemnified Person.

(iii) In connection with any Indemnified Claim for which an Indemnified Person is assuming the defense in accordance with this Section 7(e), the Company shall not be liable for any settlement of any Indemnified Claims effected by such Indemnified Person without the written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed). If any settlement of any Indemnified Claims is consummated with the written consent of the Company or if there is a final judgment for the plaintiff in any such Indemnified Claims, the Company agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment to the extent such Losses are otherwise subject to indemnification by the Company hereunder in accordance with, and subject to the limitations of, this Section 7(e). The Company shall not, without the prior written consent of an Indemnified Person (which consent shall be granted or withheld, conditioned or delayed in the Indemnified Person’s sole discretion), effect any settlement of any pending or threatened Indemnified Claims in respect of which indemnity or contribution has been sought hereunder by such Indemnified Person unless (a) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Indemnified Claims and (b) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(iv) If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless from Losses that are subject to indemnification pursuant to Section 7(e)(i), then the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect not only the relative benefits received by the Company, on the one hand, and such Indemnified Person, on the other hand, but also the relative fault of the Company, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. The Company also agrees that no Indemnified Persons shall have any liability based on their comparative or contributory negligence or otherwise to the Company, any person asserting claims on behalf of or in right of any of the Company, or any other person in connection with an Indemnified Claim.

(v) Notwithstanding any provision to the contrary (including Section 8), this Section 7(e) shall survive the termination of this Agreement.

Section 8. Termination.

(a) Termination. This Agreement shall terminate upon the earliest to occur of (i) any governmental authority enacting, issuing, promulgating, enforcing or entering into any judgement, order, law, rules or regulation that permanently enjoins, makes illegal or otherwise prohibits consummation of the Rights Offering or the transactions contemplated by this Agreement, (ii) such date and time as the Rights Offering is validly terminated in accordance with its terms without being consummated, (iii) the mutual written agreement of the parties to terminate this Agreement or (iv) an election to terminate this Agreement by any party if the Closing Date shall not have occurred on or prior to December 31, 2024 (the “Outside Date”); provided, however, that a party may not terminate this Agreement pursuant to clause (iv) if such party’s breach of this Agreement or the Term Sheet is the primary reason for such failure of Closing to occur by the Outside Date.

(b) Effect of Termination. The Company and each of the Purchasers hereby agree that any termination of this Agreement pursuant to this Section 8, shall be without liability to the Company or any Purchaser, other than, in the case of a termination pursuant to Section 8(a)(iv), any liability resulting from a breach by a party of his or its obligations hereunder occurring prior to the date of termination.

Section 9. Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (a) on the date delivered if delivered in person, (b) on the third (3rd) business day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (c) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

If to the Company:

RumbleOn, Inc.
901 W. Walnut Hill Lane
Irving, TX 75038
Attn: Chief Financial Officer

With a copy to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park

New York, New York, 10039

Attn:  Kerry E. Berchem

Tim Clark

Bryan Flannery

If to the Support Purchasers:

Mark Tkach
1188 East Camelback Road
Phoenix, AZ 85014

William Coulter
1188 East Camelback Road
Phoenix, AZ 85014

If to the Standby Purchaser:

Stone House Capital Management, LLC
1019 Kane Concourse
Suite 202
Bay Harbor Islands, Florida 33154

with a copy to:

Olshan Frome Wolosky LLP
1325 Avenue of the Americas

New York, New York, 10019

Attn: Mitchell Raab

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 9.

Section 10. Entire Agreement. This Agreement, together with the Registration Rights Agreement, constitutes the entire agreement and understanding among the Purchasers and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof or thereof.

Section 11. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE BROUGHT AND ENFORCED IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR THE SOUTHERN DISTRICT OF NEW YORK AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENTERED IN AND ENFORCED IN ANY COURT HAVING JURISDICTION THEREOF. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12. Amendments. This Agreement may be modified or amended only with the written consent of the Company and each of the Purchasers.

Section 13. Waiver. Any agreement on the part of a party hereto and any extension or waiver of the terms of this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall act as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

Section 14. Severability. If any provision of this Agreement shall be invalid under the applicable law of any jurisdiction, the remainder of this Agreement shall not be affected thereby.

Section 15. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each party agrees that irreparable damage would occur to the other party in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached or the transactions contemplated hereby are not consummated in accordance with the terms set forth herein and that money damages would not be an adequate remedy, even if available. It is accordingly agreed that the Company, on the one hand, and each Purchaser, on the other hand, shall be entitled to seek an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. In furtherance of the foregoing, no party shall be required to provide any bond or other security in connection with any such order or demonstrate actual or potential damages or harm.

Section 16. Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement and with respect to the Rights Offering and the Standby Offering are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement or with respect to the Rights Offering or the Standby Offering. The decision of each Purchaser to purchase shares of Class B Common Stock pursuant to this Agreement or in the Rights Offering or the Standby Offering has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained in this Agreement, and no action taken by any Purchaser pursuant thereto or with respect to the Rights Offering or the Standby Offering, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or the Rights Offering or the Standby Offering. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding or action for such purpose.

Section 17. Miscellaneous.

(a) The recitals to this Agreement are incorporated herein and made a part hereof. The parties agree that the recitals are an integral part of this Agreement.

(b) Notwithstanding any term to the contrary herein, no person other than the Company or the Purchasers shall be entitled to rely on and/or have the benefit of, as a third party beneficiary or under any other theory, any of the representations, warranties, agreements, covenants or other provisions of this Agreement.

(c) The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

(d) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

(e) No Purchaser shall assign this Agreement or any of its respective rights or obligations hereunder; provided, however, that the Standby Purchaser may transfer or assign its rights and obligations hereunder to an affiliate thereof if (1) the Standby Purchaser obtains the prior written consent of the Company (not to be unreasonably delayed, conditioned or withheld) and (2) the Standby Purchaser remains liable as a primary obligor for any breach or non-fulfillment of this Agreement by its assignee.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has executed this Agreement on and as of the date first set forth above.

COMPANY:

RUMBLEON, INC.

By:	/s/ Michael Kennedy
Name:	Michael Kennedy
Title:	CEO

SUPPORT PURCHASERS:

MARK TKACH

By:	/s/ Mark Tkach
Name:	Mark Tkach

WILLIAM COULTER

By:	/s/ William Coulter
Name:	William Coulter

STANDBY PURCHASER:

STONE HOUSE MANAGEMENT, LLC

By:	/s/ Mark Cohen
Name:	Mark Cohen
Title:	Managing Member

[Signature Page to Support and Standby Purchase Agreement]

ANNEX A

COMMITTED SHARES

	Pro Rata Portion	Maximum Purchase Price
Mark Tkach(1),(3)	18.145%	$1,814,484
William Coulter(2),(3)	17.897%	$1,789,726

(1)	Based on Mr. Tkach’s ownership of 6,408,940 shares of Class B Common Stock
(2)	Based on Mr. Coulter’s ownership of 6,321,489 shares of Class B Common Stock (including 1,233,498 shares of Class B Common Stock of the issuer held by The WRC 2021 Irrevocable Trust, for which Mr. Coulter serves as Trustee, and 63,136 shares of Class B Common Stock of the issuer held by WJC Properties, L.L.C., for which Mr. Coulter serves as Manager).
(3)	Based on 35,320,954 total Class B Shares of Common Stock issued and outstanding as of November 21, 2024.

ANNEX B

Terms of the Rights Offering

Issuer	RumbleOn, Inc.

Securities	One Subscription Right to purchase the Share Purchase Number of shares of Class B Common Stock for each share of Class A Common Stock or Class B Common Stock outstanding (or in the case of certain warrants, treated as outstanding) as of the Record Date.

Registration	The shares of Class B Common Stock issuable upon the exercise of the Subscription Rights will be registered under the Securities Act pursuant to a registration statement on an appropriate form to be filed by the Company with the Commission.

Listing	The shares of Class B Common Stock to be issued upon the exercise of the Subscription Rights will be listed on NASDAQ.

Transfer	The Subscription Rights will not be transferable.

Subscription Rights	Each Subscription Right will entitle the holder to purchase the Share Purchase Number of shares of Class B Common Stock at the Subscription Price. The Subscription Price will be paid in cash. Holders of Subscription Rights will not receive fractional shares of Class B Common Stock upon exercise. Instead, the number of shares issuable will be rounded down to the nearest whole number.

Oversubscription Rights	None.

Subscription Price	$4.18 per share.

Record Date	November 25, 2024.

Expiration Date	The Rights Offering will expire at 5:00 p.m., Eastern Time, on a date set by the Special Committee of the Board of Directors, which will be no more than 25 days after the commencement of the Rights Offering, subject to extension or earlier termination.

EXHIBIT A

FORM OF STONE HOUSE REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December [●], 2024, is made and entered into by and among RumbleOn, Inc., a Nevada corporation (the “Company”), and each of the Persons listed on Schedule A attached hereto (the “Schedule of Holders”) as of the date hereof (together with any of their Permitted Transferees (as defined herein), each, a “Holder” and, collectively, the “Holders”).

RECITALS

WHEREAS, on December 8, 2023, under the terms of that certain Standby Purchase Agreement, dated as of November 25, 2023, as amended, among the Company, Stone House Capital Management, LLC (the “Standby Purchaser”), Mark Tkach and William Coulter (collectively with the Standby Purchaser, the “Investors”), the Company issued and sold to the Investors 3,443,289 shares of Common Stock (the “2023 Securities”).

WHEREAS, on December [●], 2024, under the terms of that certain Support and Standby Purchase Agreement, dated as of November [●], 2024 (the “2024 Standby Purchase Agreement”), among the Company and the Investors, the Investors will purchase from the Company shares of Common Stock subject to the terms and conditions of the 2024 Standby Purchase Agreement (the “2024 Securities” and, together with the 2023 Securities, the “Purchased Securities”); and

WHEREAS, the Purchased Securities were issued in private placements exempt from registration under the Securities Act and/or Regulation D.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Resale Shelf Registration Rights.

(a) Registration Statement Covering Resale of Registrable Securities. The Company shall prepare and file or cause to be prepared and filed with the Commission, as soon as practicable after the date hereof (such filing date, the “Filing Date”), a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holders of all of the Registrable Securities held by the Holders (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall be on Form S-3 (“Form S-3”) or such other appropriate form permitting Registration of such Registrable Securities for resale by such Holders. The Company shall use commercially reasonable efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, but in no event later than sixty (60) days after the Filing Date (the “Effectiveness Deadline”). Once effective, the Company shall use commercially reasonable efforts to keep the Resale Shelf Registration Statement continuously effective and shall cause the Resale Shelf Registration Statement to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, to ensure that another Registration Statement is available, under the Securities Act at all times until no Registrable Securities remain outstanding (the “Effectiveness Period”). The Resale Shelf Registration Statement shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement, and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, the Holders.

(b) Notification and Distribution of Materials. The Company shall notify the Holders in writing of the effectiveness of the Resale Shelf Registration Statement as soon as practicable, and in any event within one (1) Business Day after the Resale Shelf Registration Statement becomes effective, and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary Prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.

(c) Amendments and Supplements. Subject to the provisions of Section 1(a) above, the Company shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period. If any Resale Shelf Registration Statement filed pursuant to Section 1(a) is filed on Form S-3 and thereafter the Company becomes ineligible to use Form S-3 for secondary sales, the Company shall promptly notify the Holders of such ineligibility and shall file a shelf registration on Form S-1 or other appropriate form as promptly as practicable to replace the shelf registration statement on Form S-3 and use its commercially reasonable efforts to have such replacement Resale Shelf Registration Statement declared effective as promptly as practicable and to cause such replacement Resale Shelf Registration Statement to remain effective, and shall cause the Resale Shelf Registration Statement to be supplemented and amended to the extent necessary to ensure that such Resale Shelf Registration Statement is available or, if not available, that another Resale Shelf Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities; provided, however, that at any time the Company once again becomes eligible to use Form S-3, the Company shall cause such replacement Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is once again on Form S-3.

(d) Notwithstanding the registration obligations set forth in this Section 1, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single Registration Statement, the Company agrees to promptly (i) inform each of the Holders thereof and file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new Registration Statement (a “New Registration Statement”), on Form S-3, or if Form S-3 is not then available to the Company for such Registration Statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”), including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company shall file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more Registration Statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

(e) Liquidated Damages. If the Resale Shelf Registration Statement is not declared effective by the Effectiveness Deadline, until such time that the Resale Shelf Registration Statement has been declared effective, the Company shall pay to the Standby Purchaser an amount in cash, as liquidated damages and not as a penalty, equal to the product of 1.0% multiplied by the aggregate purchase price paid by the Standby Purchaser to the Company as consideration for the Registrable Securities then-held by the Standby Purchaser for each 30-day period or pro rata for any portion thereof during which such failure of the Resale Shelf Registration Statement to be declared effective continues. The parties agree that the maximum aggregate liquidated damages payable to the Standby Purchaser under this Agreement shall be 5.0% of the aggregate purchase price paid by the Standby Purchaser for the Registrable Securities then-held by the Standby Purchaser. Such payments of liquidated damages shall constitute the Standby Purchaser’s exclusive monetary remedy for the failure of the Resale Shelf Registration Statement to be declared effective by the Effectiveness Deadline, but shall not affect the right of the Standby Purchaser to seek injunctive relief. The amounts payable as liquidated damages pursuant to this Section 1(e) shall be paid in cash no later than the 10th Business Day after each 30-day period following the commencement of any period for which such liquidated damages are payable (the “Liquidated Damages Payment Date”). Interest shall accrue at the rate of 1.0% per month on any such liquidated damages payments that shall not be paid by the applicable Liquidated Damages Payment Date until such amount is paid in full. Notwithstanding anything in this Section 1(e) to the contrary, during any period that the Company is unable to cause the Resale Shelf Registration Statement to be declared effective by the Effectiveness Deadline because the Standby Purchaser fails to furnish information requested pursuant to Section 2(b) within three Business Days of the Company’s request therefor, any liquidated damages that would otherwise accrue as to the Standby Purchaser shall be tolled until such information is delivered to the Company.

(f) Allowable Delays. On no more than two occasions in any twelve (12)-month period for not more than sixty (60) consecutive days or for a total of not more than one-hundred and twenty (120) days in any such twelve (12)-month period, the Company may delay the effectiveness of the Resale Shelf Registration Statement or any other Registration Statement, or suspend the use of any Prospectus included in any Registration Statement, in the event that the Company determines in good faith that such delay or suspension (A) is necessary to delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company; (B) is necessary to amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading; (C) is in the best interest of the Company and its stakeholders generally due to a pending securities offering by the Company or any proposed material acquisition, merger, tender offer, business combination, corporate reorganization, consolidation, refinancing or other material transaction involving the Company, in each case that would be materially and adversely affected by required disclosure of such transaction in such Prospectus; or (D) that such registration or use of any Prospectus that is included in any Registration Statement would render the Company unable to comply with applicable securities laws (each, an “Allowed Delay”); provided, that the Company shall promptly (i) notify each Holder in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of a Holder) disclose to such Holder any material non-public information giving rise to an Allowed Delay, (ii) advise the Holders in writing to cease all sales under the applicable Registration Statement until the end of the Allowed Delay and (iii) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

2. Agreements of Holder.

(a) The Holders shall use commercially reasonable efforts to provide such information as may be reasonably requested by the Company within three Business Days after the request therefor in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect such Registration Statement under the Securities Act pursuant to Section 1 and in connection with the Company’s obligation to comply with federal and applicable state securities laws.

3. Registration Procedures. In connection with the Registration to be effected pursuant to the Resale Shelf Registration Statement, and whenever the Holders have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof (to the extent consistent with the obligations of the Company pursuant to Section 1 of this Agreement), and pursuant thereto the Company shall as expeditiously as reasonably possible:

(a) prepare in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder and file with the Commission a Registration Statement, and all amendments and supplements thereto and related Prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use commercially reasonable efforts to cause such Registration Statement to become effective (provided that at least five (5) Business Days before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to counsel selected by the Applicable Approving Party copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(b) notify each holder of Registrable Securities of (i) the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (ii) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (iii) the effectiveness of each Registration Statement filed hereunder;

(c) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period ending when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such Registration Statement (but not in any event before the expiration of any longer period required under the Securities Act) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(d) furnish to each seller of Registrable Securities thereunder such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

(e) during any period in which a Prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission, including pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act;

(f) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Applicable Approving Party reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) consent to general service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction);

(g) promptly notify in writing each seller of such Registrable Securities (i) after it receives notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a Prospectus or supplement to any Prospectus relating to a Registration Statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (ii) after receipt thereof, of any request by the Commission for the amendment or supplementing of such Registration Statement or Prospectus or for additional information, and (iii) at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company promptly shall prepare, file with the Commission and furnish to each such Holder a reasonable number of copies of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(h) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, if any;

(i) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(j) enter into and perform such customary agreements and take all such other actions as the Applicable Approving Party reasonably requests in order to expedite or facilitate the disposition of such Registrable Securities;

(k) make available for inspection by any seller of Registrable Securities, any attorney, accountant or other agent retained by any such seller, all financial and other records, pertinent corporate and business documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, managers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(l) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;

(m) permit any holder of Registrable Securities who, in its good faith judgment (based on the advice of counsel), could reasonably be expected to be deemed to be an underwriter or a controlling Person of the Company to participate in the preparation of such registration or comparable statement and to require the insertion therein of material furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(n) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Common Stock included in such Registration Statement for sale in any jurisdiction, the Company shall use its commercially reasonable efforts promptly to obtain the withdrawal of such order;

(o) use its commercially reasonable efforts to cause such Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably and customarily necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(p) cooperate with the holders of Registrable Securities covered by the Registration Statement to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the Registration Statement and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such holders may request; and

(q) cooperate with each holder of Registrable Securities covered by the Registration Statement participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.

4. Termination of Rights. Notwithstanding anything contained herein to the contrary, the right of any Holder to include Registrable Securities in any Registration Statement shall terminate on such date that such Holder ceases to hold Registrable Securities.

5. Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration, qualification and filing fees, listing fees, fees and expenses of compliance with securities or blue sky laws, stock exchange rules and filings, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company as provided in this Agreement and, for the avoidance of doubt, the Company also shall pay all of its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, if any. Each Holder that sells securities hereunder shall bear and pay all underwriting discounts and commissions and transfer taxes applicable to the securities sold for such Holder’s account.

(b) To the extent Registration Expenses are not required to be paid by the Company, each Holder shall pay those Registration Expenses allocable to the registration of such Holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all Holders of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

6. Indemnification.

(a) The Company agrees to (i) indemnify and hold harmless, to the fullest extent permitted by law, each Holder and their respective officers, directors, members, partners, agents, affiliates and employees and each Person who controls such Holder (within the meaning of the Securities Act or the Exchange Act) against all losses, claims, actions, damages, liabilities and expenses caused by (A) any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and (ii) pay to each Holder and their respective officers, directors, members, partners, agents, affiliates and employees and each Person who controls such Holder (within the meaning of the Securities Act or the Exchange Act), as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except insofar as the same are caused by or contained in any information furnished in writing to the Company or any managing underwriter by such Holder expressly for use therein; provided, however, that the indemnity agreement contained in this Section 6 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable in any such case for any such claim, loss, damage, liability or action to the extent that it solely arises out of or is based upon an untrue statement of any material fact contained in the Registration Statement or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such Registration Statement.

(b) In connection with any Registration Statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its officers, directors, employees, agents and representatives and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds actually received by such holder from the sale of Registrable Securities pursuant to such Registration Statement.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (as well as one local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party. No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Sections 6(a) or 6(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 6(c), defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The sellers’ obligations in this Section 6(d) to contribute shall be several in proportion to the amount of securities registered by them and not joint and shall be limited to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.

(e) The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

7. Other Agreements; Certain Limitations on Registration Rights. The Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and shall take such further action as the Holders may reasonably request, all to the extent required to enable such Persons to sell securities pursuant to (a) Rule 144 adopted by the Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Commission or (b) a Registration Statement on Form S-3 or any similar registration form hereafter adopted by the Commission. Upon request, the Company shall deliver to the Holders a written statement as to whether it has complied with such requirements. The Company shall use its best efforts to facilitate and expedite transfers of Registrable Securities pursuant to Rule 144, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities and delivery of any opinions requested by the transfer agent, subject to the receipt of customary letters of representations from the applicable Holder.

8. Definitions.

(a) “Applicable Approving Party” means the holders of a majority of the Registrable Securities participating in the applicable registration.

(b) “Business Day” means any day that is not a Saturday or Sunday or a legal holiday in the state of Texas or New York.

(c) “Commission” means the U.S. Securities and Exchange Commission.

(d) “Common Stock” means the Class B Common Stock of the Company, par value $0.001 per share.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(f) “FINRA” means the Financial Industry Regulatory Authority.

(g) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

(h) “Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

(i) “Public Offering” means any sale or distribution by the Company and/or holders of Registrable Securities to the public of Common Stock pursuant to an offering registered under the Securities Act.

(j) “Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a Registration Statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

(k) “Registrable Securities” means (i) the Purchased Securities and (ii) any shares of Common Stock issued or issuable with respect to the securities referred to in the preceding clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities on such date that (A) the applicable Holder may sell all of the Registrable Securities owned by such Holder pursuant to Rule 144 of the Securities Act without any restrictions as to volume or manner of sale, (B) such Registrable Securities have been disposed of pursuant to an effective Registration Statement, (C) such Registrable Securities have been disposed of under any exemption from the registration requirements of the Securities Act as a result of which the transferee does not receive “restricted securities” as defined in Rule 144 of the Securities Act or (D) such Registrable Securities have been sold, transferred or disposed of in a transaction in which the transferor’s rights under this Agreement are not assigned to the transferee pursuant to Section 9(e).

(l) “Registration Statement” means any registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock or Registrable Securities, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement (other than a registration statement on Form S-4 or Form S-8, or their successors).

(m) “Regulation D” means Regulation D promulgated under the Securities Act.

(n) “Rule 144”, “Rule 405”, and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Commission, as the same shall be amended from time to time, or any successor rule then in force.

(o) “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

9. Miscellaneous.

(a) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates or in any way impairs the rights granted to the Holder in this Agreement.

(b) Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions among the parties hereto, written or oral, with respect to the subject matter hereof.

(c) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(d) Other Registration Rights. Other than as set forth in the Company’s filings with the Commission, the Company represents and warrants that no Person, other than a holder of Registrable Securities pursuant to this Agreement, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person.

(e) Amendments and Waivers. Compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified, with the written consent of the Company and the Applicable Approving Party. No course of dealing between any Holder or the Company or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

(f) Successors and Assigns; No Third-Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. A Holder may assign its rights hereunder to any purchaser or transferee of Registrable Securities representing at least 10.0% of the then-outstanding Common Stock and the Standby Purchaser may assign its rights hereunder to an affiliate thereof (each a “Permitted Transferee”); provided, that such Permitted Transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as a Holder hereunder, whereupon such Permitted Transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of Holder herein and had originally been a party hereto. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement. No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in this Section 9(f) and (ii) the written agreement of the assignee, in a form reasonably acceptable to the Company, to be bound by the terms and provisions of this Agreement. Any transfer or assignment made other than as provided in this Section 9(f) shall be null and void.

(g) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid, illegal or unenforceable in any respect under any applicable law, such provision shall be ineffective only to the extent of such prohibition, invalidity, illegality or unenforceability, without invalidating the remainder of this Agreement.

(h) Counterparts. This Agreement may be executed simultaneously in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(i) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” herein shall mean “including without limitation.”

(j) Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE BROUGHT AND ENFORCED IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR THE SOUTHERN DISTRICT OF NEW YORK AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENTERED IN AND ENFORCED IN ANY COURT HAVING JURISDICTION THEREOF. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(k) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or email or by registered or certified mail (postage prepaid, return receipt requested) to each Holder at the address indicated on its signature page hereto and the Company at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9(k)):

if to the Company:

RumbleOn, Inc.
901 W. Walnut Hill Lane Suite 110A
Irving, TX 75038
Attn: Chief Financial Officer

With a copy to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York, 10039
Attn:  Kerry E. Berchem

Tim Clark

Bryan Flannery

(l) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Signature Pages Follow

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

RUMBLEON, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

[Holder]

By:
Name:
Title:

Address for Notice:

[Signature Page to Registration Rights Agreement]

Schedule A

Schedule of Holders

Stone House Capital Management, LLC

Mark Tkach

William Coulter